UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2014 (the “Effective Date”), Libbey Inc. (the “Company” or “Libbey”) and its wholly owned subsidiary, Libbey Glass Inc. (“Libbey Glass”), completed a refinancing of the existing $405.0 million of Libbey Glass’s 6.875% Senior Secured Notes due 2020 (the “Notes”), which included: (a) the repurchase of $360.0 million of Notes pursuant to a previously announced tender offer and consent solicitation (the “Tender Offer”), (b) the delivery of a notice of redemption for the remaining $45.0 million of Notes outstanding (to be redeemed on May 9, 2014) at a redemption price of 103%, plus any applicable accrued and unpaid interest (the “Notes Redemption”), and the payment to the trustee for the Notes of the amount required to satisfy such redemption obligation, (c) the entry into a new $440.0 million senior secured term loan B facility (the “Term Loan B Credit Facility”) and (d) an amendment (the “Revolving Credit Facility Amendment”) to Libbey Glass’s existing revolving credit facility (the “Revolving Credit Facility”). Libbey used proceeds from the Term Loan B Credit Facility, cash on hand and borrowings under the Revolving Credit Facility to fund the purchase of Notes pursuant to the Tender Offer and the Notes Redemption.

Revolving Credit Facility Amendment

On the Effective Date, Libbey Glass entered into the Revolving Credit Facility Amendment. This amendment extended the term of the Revolving Credit Facility from May 18, 2017 to April 9, 2019, reduced the commitment fee rate under the Revolving Credit Facility from 0.375% to 0.25%, and modified certain covenants to allow Libbey Glass to enter into the Term Loan B Credit Facility and to provide greater flexibility to pay dividends, make investments and incur additional debt outside of the Revolving Credit Facility.

A copy of the Revolving Credit Facility Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. All other material terms of the Revolving Credit Facility remain the same. Additional information regarding the terms of the Revolving Credit Facility is contained in Libbey’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2012 and its annual report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014.

Term Loan B Credit Facility

On the Effective Date, Libbey Glass entered into the $440.0 million Term Loan B Credit Facility among Libbey Glass Inc., Libbey Inc., Citibank, N.A. as Administrative Agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Bank PLC and Fifth Third Bank as Joint Lead Arrangers and Joint Bookrunners and the lenders and other agents party thereto.

Pursuant to the Term Loan B Credit Facility, the interest rate for loans thereunder will be, at the option of the Borrower, either (i) the Eurocurrency Rate (as defined in the Term Loan B Credit Facility) plus 3.00%, subject to a minimum Eurocurrency Rate floor of 0.75% per annum, or (ii) the Base Rate (as defined in the Term Loan B Credit Facility) plus 2.00%, subject to a minimum Base Rate floor of 1.75%. The Term Loan B Credit Facility amortizes, commencing September 30, 2014, in equal quarterly installments of 0.25% of the original principal amount of $440.0 million, with the balance due at maturity. The Term Loan B Credit Facility will mature on April 9, 2021.

Loans and guarantees under the Term Loan B Credit Facility are secured by first priority liens on certain of Libbey Glass’s and the guarantors’ tangible and intangible assets in the United States, including owned real estate, equipment and certain general intangibles, subject to certain exceptions and permitted liens. Loans and guarantees under the Term Loan B Credit Facility are also secured by second-priority liens on all of Libbey’s and the guarantors’ tangible and intangible assets in the United States that secure Libbey Glass’s and the guarantors’ obligations under the Revolving Credit Facility on a first-priority basis, consisting primarily of accounts receivable, inventory, intellectual property and related assets and equity interests of Libbey Glass and its subsidiaries that guarantee the Term Loan B Credit Facility, in each case subject to certain exceptions and permitted liens.

The Term Loan B Credit Facility contains restrictive covenants substantially similar to those that had existed in the Indenture governing the Notes, including restrictions on Libbey’s and its restricted subsidiaries’ ability to, among other things:

•	incur, assume or guarantee additional debt;

•	issue redeemable stock and preferred stock;

•	repurchase capital stock;

•	make other restricted payments including, without limitation, paying dividends and making investments;

•	create liens;

•	redeem debt that is junior in right of payment to the notes;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict dividends from subsidiaries;

•	enter into mergers or consolidations;

•	enter into transactions with affiliates;

•	guarantee debt; and

•	enter into new lines of business.

The Term Loan B Credit Facility does not contain any financial maintenance covenants. The Term Loan B Credit Facility provides for events of default substantially similar to those that had existed in the Indenture governing the Notes.

A copy of the Term Loan B Credit Facility is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

New Intercreditor Agreement

On the Effective Date, Libbey Glass, the Company and the domestic subsidiaries of Libbey Glass party thereto entered into an intercreditor agreement (the “2014 Intercreditor Agreement”) with JPMorgan Chase Bank, N.A., in its capacity as administrative agent with respect to the US loans under the Revolving Credit Facility and Citibank, N.A., in its capacity as collateral agent under the Term Loan B Credit Facility. The 2014 Intercreditor Agreement governs the relative priorities (and certain other rights) of the lenders under the Revolving Credit Facility and the Term Loan B Credit Facility.

A copy of the 2014 Intercreditor Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The foregoing descriptions of the Revolving Credit Facility Amendment, the Term Loan B Facility and the 2014 Intercreditor Agreement are qualified in their entirety, as applicable, by the exhibits incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

2012 Intercreditor Agreement

In connection with the termination of the Indenture and the entry into the Term Loan B Credit Facility, the Revolving Credit Facility Amendment and the entry into the 2014 Intercreditor Agreement, on the Effective Date, the intercreditor agreement, dated May 18, 2012, among Libbey Glass, the Company, the domestic subsidiaries of Libbey Glass party thereto, JPMorgan Chase Bank, N.A., as administrative agent with respect to the Revolving Credit Facility, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, was terminated.

2012 Indenture

On the Effective Date, the indenture (the “Indenture”) governing the Notes, dated as of May 18, 2012, between Libbey Glass, Libbey Inc. and the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, has been satisfied and discharged in accordance with its terms. Libbey Glass discharged the Indenture after purchasing $360.0 million aggregate principal amount of Notes pursuant to the Tender Offer and calling for redemption the remaining $45.0 million of Notes pursuant to the Notes Redemption. In connection with the Tender Offer, Libbey Glass paid approximately $405.9 million to purchase the Notes. In connection with the Notes Redemption, Libbey Glass is paying total consideration of approximately $47.8 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

Revolving Credit Facility Amendment

The information provided in Item 1.01 under “Revolving Credit Facility Amendment” is incorporated by reference into this Section 2.03.

Term Loan B Credit Facility

The information provided in Item 1.01 under “Term Loan B Credit Facility” is incorporated by reference into this Item 2.03.

The foregoing descriptions of the Revolving Credit Facility Amendment and the Term Loan B Credit Facility are qualified in their entirety by the exhibits incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit

4.1	Revolving Credit Facility Amendment, dated April 9, 2014.

4.2	Term Loan B Credit Facility, dated April 9, 2014.

4.3	2014 Intercreditor Agreement, dated April 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2014

LIBBEY INC.
Registrant

By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 4.1	Revolving Credit Facility Amendment, dated April 9, 2014.

Exhibit 4.2	Term Loan B Credit Facility, dated April 9, 2014.

Exhibit 4.3	2014 Intercreditor Agreement, dated April 9, 2014.